EXHIBIT 99.1

ORANGE COUNTY BANCORP, INC. ANNOUNCES INCLUSION
IN RUSSELL 2000 INDEX

Significant Milestone Reflects Bank’s Continued Growth

MIDDLETOWN, N.Y. – June 26, 2023 – Orange County Bancorp, Inc. (the "Company") (NASDAQ:OBT), parent company of Orange Bank & Trust Co. (the "Bank") and Hudson Valley Investment Advisors, Inc. ("HVIA") announced today it has been added to the Russell 2000® Index, one of the most widely watched stock market indexes comprised of 2,000 small-cap US companies.

The recognition represents a significant milestone in the Company’s 131-year history, reflecting its continued growth and reputation as an important contributor to New York’s Hudson Valley small business economy. The last full year ending December 31, 2022, was the Company’s most successful on record, with $24.4 million in earnings representing a $3.1 million, or 14.4%, increase over 2021. The Bank also grew its loan portfolio $278 million, or 21.5%, during the period, to $1.6 billion, and saw total deposits reach approximately $2.0 billion both as of year end 2022.

“Earning a position in the Russell 2000 Index – one of the most closely followed stock market indexes in the country and seen by many as a true bellweather of the economy – is a testament to our Company’s outstanding growth and the successful model we’ve built for regional business banking,” said Michael J. Gilfeather, Company President and CEO. “The additional visibility the Russell 2000 Index provides encourages us to continue to expand the quality of service and results we seek to deliver to our clients and investors every day.”

Widely regarded as the Hudson Valley’s premier financial institution for commercial lending, business banking, and wealth management services, the Company has more than $2.4 billion in assets and plays a vital role in spurring region-defining real estate projects, creating jobs for generations of residents, servicing regional municipalities, and maximizing investment in community-serving non-profits. The Bank operates 15 offices across New York’s Orange, Rockland, Westchester and Bronx Counties, and employs more than 200 of the industry’s most knowledgeable and client-focused bankers.

About Orange County Bancorp, Inc
Orange County Bancorp, Inc. is the parent company of Orange Bank & Trust Company and Hudson Valley Investment Advisors, Inc. Orange Bank & Trust Company is an independent bank that began with the vision of 14 founders over 131 years ago. It has grown through innovation and an unwavering commitment to its community and business clientele to more than $2.4 billion in total assets. Hudson Valley Investment Advisors, Inc. is a Registered Investment Advisor in Goshen, NY. It was founded in 1996 and acquired by the Company in 2012.

Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.